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                                                                EXHIBIT 10.1(bc)


                               SAUER-DANFOSS INC.

                    ANNUAL OFFICER PERFORMANCE INCENTIVE PLAN

                    Amended and Restated as of March 4, 2003

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                               SAUER-DANFOSS INC.
                    ANNUAL OFFICER PERFORMANCE INCENTIVE PLAN
                    AMENDED AND RESTATED AS OF MARCH 4, 2003


The Sauer-Danfoss Inc. Annual Officer Performance Incentive Plan is designed to achieve the following objectives:


a)   Link variable pay to strategic business objectives;
b)   Create a more balanced focus on profitability and growth;
c) Create a better line-of-sight on the measures of performance and, therefore, improve the motivational qualities of the Plan;
d)   Reward the on-going demonstration of alignment with the Company culture;
e)   Facilitate the attraction and retention of talent; and
f)   Provide a competitive compensation opportunity.


                                    ARTICLE I
                                   DEFINITIONS

For the purposes of this Plan, the following words and phrases shall have the meaning indicated, unless a different meaning is clearly required by the context:

1. The "Plan" means this Sauer-Danfoss Inc. Annual Officer Performance Incentive Plan with all amendments and supplements hereafter made.

2. The "Company" means Sauer-Danfoss Inc., a Delaware corporation, its successors, and the surviving companies or corporations resulting from any merger or consolidation of Sauer-Danfoss Inc. with any other corporation or partnership.

3. A "Subsidiary" means any corporation, partnership, limited liability company, joint venture, affiliate or other entity in which the Company, directly or indirectly, has a majority voting interest.

4. The "Compensation Committee" means the Compensation Committee of the Board of Directors of the Company, as the same shall from time to time exist.

5. A "Participant" shall mean any officer who is eligible to participate in the Plan as provided in Article II.

6. The "Plan Year" means the fiscal year of the Company, which coincides with the calendar year.

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7.   An "Incentive Compensation Award" shall mean the cash payment that may be awarded to a Participant pursuant to the Plan with respect to any Plan
     Year.

8. A "Beneficiary" shall mean the person or persons designated by a Participant in accordance with the Plan to receive payment of the Participant's Incentive Compensation Award in the event of the death of the Participant prior to payment of the Participant's Incentive Compensation Award.

9. The "Target Incentive Opportunity" means the percentage of the Participant's base salary paid from the Participant's effective date of participation through the end of the Plan Year, which will be paid if the Performance Targets are achieved. Should a Participant have periods of illness or injury during the Plan Year, payments such as sick leave or disability pay, which are paid to the Participant in lieu of base salary during those periods, will be considered as base salary for the purpose of computing Incentive Compensation Awards.

10. "Actual Market Composite Growth" shall mean the actual sales growth achieved at the end of the Plan Year for each of the market segments the Company serves as determined by external market references and approved by the Compensation Committee.

11. "Assumed Market Composite Growth" shall mean the projected sales growth for each Plan Year for each of the market segments the Company serves as determined at the beginning of the Plan Year and approved by the Compensation Committee.

12. "Performance Measures" shall mean the measurements of Profitability (Earnings Before Interest and Taxes ("EBIT") Margin) and Sales Growth upon which a Participant's Incentive Compensation Award will be based. These measures will be part of a performance matrix that will be communicated to Plan Participants on an annual basis.

13. "Performance Targets" shall mean the financial performance targets determined through the annual budgeting process for any Plan Year as approved by the Compensation Committee.

14. "EBIT Margin" (Earnings Before Interest and Taxes Margin) for the Company or for any Global Business Unit ("GBU") shall be defined as net income adjusted to remove any income tax expense or benefit and to remove any Net Interest Expense; divided by gross revenue for the Company or the corresponding GBU.

15. "Company EBIT Margin" (Company Earnings Before Interest and Taxes Margin) is defined as EBIT Margin for the Company as determined from the year-end, audited consolidated financial statements or from the quarter-end unaudited consolidated financial statements as appropriate.

16. "GBU EBIT Margin" (Global Business Unit Earnings Before Interest and Taxes Margin) for any GBU is defined as GBU EBIT Margin for the fiscal year of the GBU as determined from internal, consolidated financial statements, which support the quarter-end and year-end audited financial statements for the Company.


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17.  "Sales Growth" will be measured as sales growth on a comparable basis, for the Plan Year as compared to the previous Plan Year. Sales means total third party trade sales for the Company or the GBU, as the case may be, less effects of any acquisitions.

18. "Company Sales Growth" is defined as Sales Growth for the Company as determined from the year-end, audited consolidated financial statements or from the quarter-end unaudited consolidated financial statements as appropriate.

19. "GBU Sales Growth" (Global Business Unit Sales Growth) for any GBU is defined as Sales Growth for the fiscal year of the GBU as determined from internal, consolidated financial statements, which support the quarter-end and year-end audited financial statements for the Company.

20. "Net Interest Expense" for Sauer-Danfoss Inc. or for any Global Business Unit shall be defined as interest expense, net of interest income, on interest bearing indebtedness plus minority interest expense, net of minority interest income.

21. "Participant's Company Factor" shall mean a total company-weighting factor, from 0% to 100%, assigned by the Compensation Committee to the Participant for the Plan Year. The sum of the Participant's Company Factor plus the Participant's GBU factor shall equal 100%.

22. "Participant's GBU Factor" shall mean a GBU weighting factor, from 0% to 100% assigned by the Compensation Committee to the Participant for the Plan Year. The sum of the Participant's Company Factor plus the Participant's GBU Factor shall equal 100%.

23. "Permanent and Total Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan.

24. "Retirement" shall mean the normal retirement date on which a Participant qualifies for full retirement benefits under the Company's qualified retirement plan, as identified by the Compensation committee.


                                   ARTICLE II
                        ELIGIBILITY AND MEASUREMENT BASIS

The Chief Executive Officer shall recommend officer(s) of the Company or of any Subsidiary to become Participants in the Plan to the Compensation Committee. The Compensation Committee shall then, in its discretion, select the officers that shall participate in the Plan and the Chief Executive Officer shall notify such selected officers of their selection in writing. Participation for each officer shall be determined on an annual basis.

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The Chief Executive Officer shall also recommend to the Compensation Committee the Global Business Unit, if any, that will be used to determine each Participant's Incentive Compensation Award. The Chief Executive Officer will also recommend to the Compensation Committee the Participant's Company Factor and the Participant's GBU Factor, as defined above. Once determined by the Compensation Committee, in its discretion, the applicable Global Business Unit, the Participant's Company Factor and the Participant's GBU Factor will be communicated to each Participant at the same time as the selection notification.

If a Participant transfers between Global Business Units during the course of a Plan Year, the Compensation Committee will determine, on a case-by-case basis, the Incentive Compensation Award for such Participant for the Plan Year.


                                   ARTICLE III
                          INCENTIVE COMPENSATION AWARDS

1. The annual Incentive Compensation Award will be determined based on a combination of Profitability and Sales Growth measures.

2. At the beginning of the Plan Year, Performance Targets are established by the Compensation Committee for Company EBIT Margin, GBU EBIT Margin, Company Sales Growth and BGU Sales Growth.

3. Sales Growth Performance Targets are established at the beginning of the Plan Year based on the Assumed Composite Market Growth for both the Company and GBU. At the end of the Plan Year, Actual Composite Market Growth will be determined, and Performance Targets will be adjusted. For example, if the Company Sales Growth Performance Target set at the beginning of the Plan Year was 10% (with an Assumed Composite Market Growth of 5%) and the Actual Composite Market Growth for the year, as determined following the end of the Plan Year, was only 1%, then the Company Sales Growth Performance Target for the Plan Year in question shall be reduced to 6%.

     The purpose of the year-end adjustment feature is to take into consideration the external market factors that may influence Sales Growth performance for the Plan Year. It is the Company's belief that Plan Participants should not be penalized as a result of unforeseen negative conditions in the marketplace, nor should Participants receive a windfall when an unforeseen upturn in the market occurs during the Plan Year.

4. Achievement of Performance Targets will result in an Incentive Compensation Award for the Plan Year to which it relates equal to the Target Incentive Opportunity.

5. Achievement of Performance Measures exceeding Performance Targets will result in an Incentive Compensation Award for the Plan Year to which it relates up to 200% of the Target Incentive Opportunity.

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6.   Achievement of Performance Measures results below Performance Targets will result in an Incentive Compensation Award for the Plan Year to which it relates from 0% - 100% of the Target Incentive Opportunity.

7. The Incentive Compensation Target Award may be increased or decreased by as much as 20% on a discretionary basis. The degree to which the incentive awards will be adjusted, if at all, shall be recommended by the Chief Executive Officer to the Compensation Committee and the Compensation Committee shall then determine, in its discretion, the actual adjustment, if any, to be made.

8. The Incentive Compensation Award granted to a Participant shall, based upon the extent Performance Measures are achieved in relation to Performance Targets, be paid in cash to the Participant on or before May 1 of the year following the Plan Year with respect to which such Incentive Compensation Award is granted.

9. Notwithstanding anything to the contrary contained in the Plan, subject to the approval of the Compensation Committee, the right of a Participant to receive an Incentive Compensation Award which has been granted but which has not been paid will be forfeited in the event the Participant's employment with the Company or any Subsidiary is terminated under circumstances other than death, Permanent and Total Disability, Retirement or other retirement under conditions of eligibility for a retirement benefit. Furthermore, if the Compensation Committee, in its sole discretion, determines that a Participant has engaged in activities constituting gross misconduct, the right of such Participant to be paid for an Incentive Compensation Award will be forfeited.

     In the event of termination due to death, Permanent and Total Disability, Normal Retirement or other retirement under conditions of eligibility for retirement benefits, any Incentive Compensation Award which has been granted but which has not been paid will be paid to the Participant's Beneficiary or the Participant, as the case may be, on a pro rata basis as soon as practicable after the end of the Plan Year following the determination of the amount of the Incentive Compensation Award that would have been paid to the Participant had he survived or remained an employee of the Company or any Subsidiary for the entire Plan Year.


                                   ARTICLE IV
                                 ADMINISTRATION

The Compensation Committee of the Board of Directors shall be responsible for the general administration of the Plan and for carrying out the provisions hereof and shall have all such powers, authorities and responsibilities expressly retained by it herein and as may be necessary to carry out the provisions of the Plan, including the power to determine all questions relating to eligibility for and the amount of an Incentive Compensation Award, all questions pertaining to claims for benefits and procedures for claim review, and the power to resolve any and all other questions arising under the Plan, including any questions of construction. The Compensation

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Committee may designate such person or persons as it shall determine to carry out any such powers, authorities or responsibilities.

The actions taken and the decisions made by the Compensation Committee hereunder shall be final and binding upon all interested parties. The Compensation Committee may, as to all questions of accounting, rely conclusively upon any determination made by the independent public accountants for the Company.


                                    ARTICLE V
                            AMENDMENT AND TERMINATION

The Compensation Committee reserves the right to amend or terminate the Plan at any time by written action of the Compensation Committee; provided, however, that no such action shall adversely affect any Participant or Beneficiary with respect to the amount of an Incentive Compensation Award theretofore granted.


                                   ARTICLE VI
                                  MISCELLANEOUS

1. Nonalienation. No Participant or Beneficiary shall in any manner encumber or dispose of the right to receive any payment of an Incentive Compensation Award hereunder. If a Participant or Beneficiary attempts to assign, transfer, alienate or encumber the right to receive the amount of an Incentive Compensation Award hereunder or permits the same to be subject to alienation, garnishment, attachment, execution or levy of any kind, then the Compensation Committee in its sole discretion may hold or apply such amount or any part thereof to or for the benefit of such Participant or Beneficiary, the Participant's or Beneficiary's spouse, children, blood relatives or other dependents, or any of them in such manner and in such proportions as the Compensation Committee may consider proper. Any such application of the amount of an Incentive Compensation Award may be made without the intervention of a guardian. The receipt by the payee shall constitute a complete acquittance to the Company with respect thereto and neither the Company nor any Subsidiary nor the Compensation Committee shall have any responsibility for the proper application thereof.

2. Plan Noncontractual. Nothing herein contained shall be construed as a commitment or agreement on the part of any person employed by the Company or a Subsidiary to continue such person's employment with the Company or Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Company or any Subsidiary to continue the employment or the annual rate of compensation of any such person for any period, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

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3.   Interest of Participant and Beneficiary. The obligation of the Company under the Plan to make payments of an Incentive Compensation Award merely constitutes the unsecured promise of the Company to make payments from its general assets as provided therein, and no Participant or Beneficiary shall have any interest, or a lien or prior claim upon any property of the Company or any Subsidiary.

4. Claims of other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Company or any Subsidiary, their officers, employees, or directors, except any such rights as are especially provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

5. Facility of Payment. If any person to whom an Incentive Compensation Award is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefore shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, child, brother or sister, or any other individual deemed by the Compensation Committee to be maintaining or responsible for the maintenance of such person. Any payment made in accordance with the provisions of this Section 5 shall be a complete discharge of any liability of the Plan with respect to such payment.

6. Absence of Liability. No member of the Board of Directors of the Company or of a Subsidiary, or the Chairman and Chief Executive Officer, or any officer of the Company or a Subsidiary shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, except in circumstances involving his bad faith, for anything done or omitted to be done by him.

7. Severability. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

8. Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Illinois, U.S.A.

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